SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) FEBRUARY 6, 1997

                            INDUSTRIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         TEXAS                                                    1-9580
(State of other jurisdiction of                         (Commission File Number)
      incorporation)

                                   76-0289495
                        (IRS Employer Identification No.)

                        7135 Ardmore Houston, Texas         77054
               (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code(713) 747-1025

(Former name or former address, if changed since last report.)

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ITEM 2.  ACQUISITION OF DISPOSITION OF ASSETS

         (a)  ACQUISITION OF LSS-LONE STAR-HOUSTON, INC.

         On February 6, 1997, Industrial Holdings, Inc., a Texas corporation (the "Company") acquired all the capital stock of LSS-Lone Star-Houston, Inc. ("Lone Star"), a Texas corporation, pursuant to the terms of a stock purchase agreement by and among the Company and Judith Jandl (the "Shareholder"), the sole shareholder of Lone Star.

         The total purchase price (the "Purchase Price") of the capital stock of Lone Star was $5.9 million, including estimated transaction expenses. The purchase price was determined through arm's-length negotiations between the Company and the Shareholder which had no pre-existing relationship with the Company or any of its affiliates, directors, officers or associates. The purchase price was financed as described below.

         Lone Star, with revenues of $15.5 million in 1996, is a leading manufacturer and distributor of fasteners to the petrochemical and energy industries, and a specialty provider of custom in-house coating services. Lone Star will operate within the Fastener Manufacturing and Sales Division.

         (b)  COMERICA BANK-TEXAS ("COMERICA") FINANCING.

         On January 27, 1997, the Company increased its Line of Credit Facility and Demand Note ("Demand Note") with Comerica to $14 million from $12 million. The Demand Note is by and among the Company and its wholly owned subsidiaries and bears interest at the prime rate. This Demand Note allows each subsidiary to borrow funds based on 80% of eligible accounts receivable and 40 to 50% of eligible inventory with specified sublimits for each individual subsidiary. $1.4 million of the proceeds of the Demand Note were used to fund the acquisition of Lone Star.

         On February 6, 1997, the Company, its wholly owned subsidiaries and Comerica entered into an $800,000 Term Loan with interest at the prime rate, payable in 60 monthly installments of $13,333 plus interest. The Term Loan is secured by the machinery and equipment of Lone Star.

         On February 6, 1997, the Company, its wholly owned subsidiaries and Comerica entered into a $900,000 Mortgage Note with interest at the prime rate, payable in 180 monthly installments of $5,000 plus interest. The Mortgage Note is secured by the real estate of Lone Star.

         (c)  SELLER FINANCING

         On January 6, 1997, the Company entered into a $500,000 term note with the Shareholder ("Shareholder Note"). The Shareholder Note, which matures January 1, 2002, bears interest at 8% and is payable in 20 quarterly installments of $25,000 plus interest.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements for Acquired Companies

              At this time, it is impracticable to provide the required financial statements for Lone Star. Therefore, the required financial statements will be filed as soon as they are available and in any event within sixty days after the consummation of the acquisition.

         (b)  Proforma Financial Information

              At this time, it is impracticable to provide the required pro forma financial information for Lone Star. Therefore, the required pro forma financial information will be filed as soon as they are available and in any event within sixty days after the consummation of the acquisition.

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                                   EXHIBITS

2.1 Purchase Agreement by and among Industrial Holdings, Inc. and Judith Jandl (the "Shareholder").

10.1 Line of Credit Facility and Demand Note by and among Industrial Holdings, Inc., LSS - Lone Star-Houston, Inc., Pipeline Valve Specialty, Inc., Landreth Engineering Company, American Rivet Company, Rex (the "Company and its subsidiaries") and Comerica Bank Texas, N.A. ("Comerica").

10.2 Term Loan in the amount of $800,000 by and among the Company and its subsidiaries and Comerica.

10.3 Mortgage Note in the amount of $900,000 by and among the Company and its subsidiaries and Comerica.

10.4  Term Note in the amount of $500,000 payable to the Shareholder.

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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                              INDUSTRIAL HOLDINGS, INC.

                              By: /s/ CHRISTINE A. SMITH
                                      Christine A. Smith
                                    CHIEF FINANCIAL OFFICER

Date:  February 18, 1997

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                                 EXHIBIT INDEX

EXHIBIT NUMBER AND DESCRIPTION                                          PAGE

2.1   Purchase Agreement by and among Industrial Holdings, Inc. and Judith Jandl
      (the "Shareholder").............................................. Ex-1

10.1 Line of Credit Facility and Demand Note by and among Industrial Holdings, Inc., LSS-Lone Star-Houston, Inc., Pipeline Valve Specialty, Inc., Landreth Engineering Company, American Rivet Company, Rex (the "Company and its subsidiaries") and Comerica Bank Texas, N.A. ("Comerica") Ex-2

10.2  Term Loan in the amount of $800,000 by and among the Company and its subsidiaries and Comerica........................................  Ex-3

10.3  Mortgage Note in the amount of $900,000 by and among the Company and its subsidiaries and Comerica........................................  Ex-4

10.4  Term Note in the amount of $500,000 payable to the Shareholder...  Ex-5

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